EXHIBIT 8

LIST OF SUBSIDIARIES

Primary Operating Area	Country of incorporation	Direct	Indirect	Total
Corporate & Investment Banking
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
NBG International Ltd.	UK	100.00%	—	100.00%
NBG International Inc. (NY)	USA	—	100.00%	100.00%
Eterika Plc(1)	UK	—	—	—
Retail Banking
Revolver APC Limited(1)	UK	—	—	—
Revolver 2008-1 PLC(1)	UK	—	—	—
International
The South African Bank of Athens Ltd.	South Africa	94.32%	5.35%	99.67%
National Bank of Greece (Cyprus) Ltd.	Cyprus	100.00%	—	100.00%
National Securities Co (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
NBG Management Services Ltd.	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D. (Skopje)	FYROM	73.04%	—	73.04%
United Bulgarian Bank AD—Sofia (UBB)	Bulgaria	99.91%	—	99.91%
UBB Asset Management	Bulgaria	—	99.92%	99.92%
UBB Insurance Broker	Bulgaria	—	99.93%	99.93%
Interlease E.A.D.	Bulgaria	100.00%	—	100.00%
Interlease Auto E.A.D.	Bulgaria	—	100.00%	100.00%
ETEBA Bulgaria A.D.	Bulgaria	92.00%	8.00%	100.00%
Banca Romaneasca SA	Romania	89.07%	—	89.07%
NBG Leasing IFN SA (former EURIAL Leasing SA.)	Romania	100.00%	—	100.00%
Vojvodjanska Banka a.d. Novi Sad	Serbia	100.00%	—	100.00%
NBG Leasing d.o.o. Belgrade	Serbia	100.00%	—	100.00%
NBG Services d.o.o. Belgrade	Serbia	—	100.00%	100.00%
Turkish Operations
Finansbank AS	Turkey	77.21%	17.58%	94.79%
Finans Leasing	Turkey	2.55%	56.16%	58.71%
Finans Invest	Turkey	0.20%	94.51%	94.71%
Finans Portfolio Management	Turkey	0.01%	94.70%	94.71%
Finans Investment Trust	Turkey	5.30%	77.85%	83.15%
Finans (Malta) Holdings Ltd.	Malta	—	94.79%	94.79%
Finansbank (Malta) Ltd.	Malta	—	94.79%	94.79%
IB Tech	Turkey	—	94.60%	94.60%
Finans Tuketici Finansmani A.S.	Turkey	—	94.79%	94.79%
Global Markets & Asset Management
National P&K Securities S.A.	Greece	100.00%	—	100.00%
NBG Asset Management Mutual Funds S.A.	Greece	81.00%	19.00%	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
NBGI Private Equity Ltd.	UK	—	100.00%	100.00%
NBGI Private Equity S.A.S	France	—	100.00%	100.00%
ETEBA Romania S.A.	Romania	100.00%	—	100.00%
NBG Luxembourg Holding SA	Luxembourg	94.67%	5.33%	100.00%
NBG Luxfinance Holding SA	Luxembourg	94.67%	5.33%	100.00%
NBGI Private Equity Funds	UK	—	100.00%	100.00%
CPT Investments Ltd.	Cayman Islands	50.10%	—	50.10%
NBG Finance (Dollar) Plc	UK	100.00%	—	100.00%
NBG Finance (Sterling) Plc	UK	100.00%	—	100.00%
Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance S.A.	Greece	100.00%	—	100.00%
National Insurance Brokerage S.A.	Greece	—	95.00%	95.00%
Ethniki Insurance (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
Ethniki General Insurance (Cyprus) Ltd.	Cyprus	—	100.00%	100.00%
S.C. Garanta Asigurari SA	Romania	—	94.96%	94.96%
Audatex Hellas S.A.	Greece	—	70.00%	70.00%
Finans Pension AS	Turkey	—	94.79%	94.79%
Other
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
NBG Property Services S.A. (former National Mutual Fund Management S.A.)	Greece	100.00%	—	100.00%
Pronomiouhos S.A. Genikon Apothikon Hellados (former NBG Venture Capital S.A.)	Greece	100.00%	—	100.00%
Innovative Ventures S.A. (I-Ven)	Greece	—	100.00%	100.00%
NBG Finance Plc	UK	100.00%	—	100.00%
ASTIR PALACE VOULIAGMENIS S.A.	Greece	85.35%	—	85.35%
GRAND HOTEL SUMMER PALACE S.A.	Greece	100.00%	—	100.00%
NBG Training Center S.A.	Greece	100.00%	—	100.00%
Ethnodata S.A.	Greece	100.00%	—	100.00%
KADMOS S.A.	Greece	100.00%	—	100.00%
DIONYSOS SA	Greece	99.91%	—	99.91%
EKTENEPOL Construction Company SA	Greece	100.00%	—	100.00%
Mortgage, Tourist PROTYPOS S.A.	Greece	100.00%	—	100.00%
Hellenic Tourist Constructions S.A.	Greece	77.76%	—	77.76%
Ethnoplan S.A.	Greece	—	100.00%	100.00%
Ethniki Ktimatikis Ekmetalefsis SA	Greece	100.00%	—	100.00%
NBG International Holdings BV	The Netherlands	100.00%	—	100.00%

(1)          Variable Interest Entity in which the Bank has a beneficial interest